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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in this Registration Statement (Form S-3) and related Prospectus of Cameron International Corporation for the registration of securities and to the incorporation by reference therein of our reports dated February 28, 2011 with respect to the consolidated financial statements of Cameron International Corporation and the effectiveness of internal control over financial reporting of Cameron International Corporation, incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2010 and the financial statement schedule of Cameron International Corporation included therein, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Houston, Texas
December 20, 2011

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm